UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2013
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The Office of the Comptroller of the Currency (“OCC”) has notified Seacoast National Bank (the “Bank’), the sole bank subsidiary of Seacoast Banking Corporation of Florida, that, effective September 19, 2013, the Bank is no longer subject to the Formal Written Agreement (the “Formal Agreement”) entered into on December 16, 2008. As reflected in the Formal Agreement, the OCC’s primary concern with the Bank was to address the safety and soundness concerns identified in the June 30, 2009 Report of Examination, as well as the applicable standards set forth in 12 C.F.R. §§ 3.10 and 3.11.

In addition, the OCC has notified the Bank that, effective September 19, 2013, it is no longer subject to the individual minimum capital ratios established for the Bank on December 9, 2009, which required the Bank to maintain a Tier 1 capital (to adjusted average assets) ratio of at least 8.50% and a total risk-based capital ratio of at least 12.00%. The general regulatory minimums to be “well-capitalized” are a Tier 1 leverage capital ratio of at least 5.00%, a Tier 1 risk-based capital ratio of at least 6.00% and a total risk-based capital ratio of at least 10.00%. These regulatory capital ratios for the Bank were 9.48%, 15.80% and 17.05%, respectively, as of June 30, 2013. Therefore, the Bank is well-capitalized for regulatory purposes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION
OF FLORIDA

By: /s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: September 25, 2013

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